Exhibit 99.1

Ophthotech Corporation Enters into Ex-US Licensing and Commercialization Agreement for Fovista® with Novartis

-       Ophthotech to Potentially Receive Over $1 Billion, Inclusive of $330 Million in an Upfront Fee ($200 Million) and Near-term Enrollment Milestones ($130 Million), Not Including Future Royalties —

- Ophthotech Grants Ex-US Commercialization Rights to Fovista® while Retaining Sole US Commercial Rights —

-       Ophthotech to Host Conference Call Today at 5:00 p.m. Eastern Time -

New York, NY - May, 19, 2014 — Ophthotech Corporation (Nasdaq: OPHT) announced today that the Company has entered into an ex-US licensing and commercialization agreement with Novartis Pharmaceuticals focused on the treatment of wet age-related macular degeneration (AMD). Under the agreement, Ophthotech grants Novartis exclusive rights to commercialize Ophthotech’s lead product candidate, Fovista®, in markets outside the United States while Ophthotech retains sole rights to commercialize Fovista® in the United States. Potential payments to Ophthotech under the agreement could total over $1 billion in upfront and milestone payments, not including future royalties. Fovista® is the most advanced anti-PDGF agent in development for the treatment of wet AMD and, if approved, is expected to be first to market in this class of therapies for wet AMD.

Ophthotech will continue to lead the global Fovista® Phase 3 wet AMD pivotal clinical program which is expected to have initial, topline data available in 2016. Ophthotech will continue its lead role in the potential registration of Fovista® in the United States, while Ophthotech and Novartis will collaborate to seek regulatory approvals outside the United States.

This collaboration continues the Fovista® development strategy to remain agnostic with respect to the choice of the anti-VEGF agent administered in combination with Fovista®. Separate injections of the anti-VEGF agent and Fovista® would allow physicians to choose their preferred anti-VEGF agent for the combination therapy. The collaboration also provides for the potential development of a fixed combination delivery of a co-formulation of Fovista® with a Novartis proprietary anti-VEGF product which would result in additional flexibility for physicians. Novartis will also seek to develop and commercialize alternative innovative delivery technologies such as a Fovista® pre-filled syringe as part of this collaboration.

“As one of the largest ex-US partnering deals ever in the biotechnology industry, this collaboration with Novartis is potentially transformational for Ophthotech,” stated David R. Guyer, M.D., Chief Executive Officer and Chairman of the Board of Ophthotech. “This agreement represents an important achievement for the Company as we continue to execute on a strategy to deliver science-driven retinal products and offer physicians multiple treatment options to improve patient outcome. The collaboration also supports our previously stated plan to partner Fovista® outside the United States while we retain sole commercialization rights to Fovista® in the United States. The collaboration not only provides a substantial strategic and financial benefit to Ophthotech, it also begins to put in place essential elements designed to expand the reach of Fovista® outside the United States, following potential regulatory approvals.”

Under the financial terms of the agreement:

•                  Ophthotech to potentially receive over $1 billion in upfront and milestone payments during the course of the collaboration, not including future royalties.

•                  Ophthotech could receive immediate payment and near-term milestones totaling up to $330 million, including an upfront fee of $200 million and Fovista® Phase 3 enrollment-based milestones of up to $130 million.

•                  Ophthotech is eligible to receive contingent future ex-US marketing approval milestones totaling up to $300 million and ex-US sales milestones up to $400 million.

•                  Ophthotech is entitled to receive royalties on ex-US Fovista® sales.

WilmerHale acted as legal counsel for Ophthotech in connection with the transaction.

Ophthotech Conference Call / Web Cast Information

Ophthotech’s management will host a conference call and audio web cast to discuss this announcement. The call is scheduled for May 19, 2014, at 5:00 p.m., Eastern Time. To participate in this conference call, dial 1-888-427-9411 (USA) or 719-325-2354 (International), passcode 9388136 shortly before 5:00 p.m. Eastern Time. A replay of the call will be available from approximately two hours following the live call for two weeks. The replay number is 1-888-203-1112 (USA) or 719-457-0820 (International), passcode 9388136. The audio webcast can be accessed at www.ophthotech.com.

About the Fovista® Phase 3 Program

The Fovista® Phase 3 program consists of three clinical trials to evaluate the safety and efficacy of Fovista® (anti-PDGF) therapy, which Ophthotech is developing for use in combination with anti-VEGF drugs for the treatment of wet age-related macular degeneration. The Company expects to enroll up to 1,866 patients in the three trials in more than 225 centers worldwide and to have initial, topline data from the Fovista® Phase 3 clinical program available in 2016.

About Wet AMD

Age-related macular degeneration is a disease characterized by progressive degenerative abnormalities in the macula of the eye, a small area in the central portion of the retina. Age-related macular degeneration is classified into one of two general subgroups: the “dry” (non-neovascular) form of the disease; and the “wet” (exudative or neovascular) form of the disease. The “dry” form of AMD is characterized by a slow degeneration of the macula resulting in atrophy of the central retina, with gradual vision loss over a period of years. By contrast, “wet” AMD typically causes sudden, often substantial, loss of central vision and is responsible for most cases of severe loss of visual acuity in this disease. Age-related macular degeneration is characteristically a disease of individuals aged 50 years or older, and is the leading cause of blindness in developed countries around the world.

About Ophthotech Corporation

Ophthotech is a biopharmaceutical company specializing in the development of novel therapeutics to treat diseases of the eye, with a focus on developing innovative therapies for age-related macular degeneration (AMD). Ophthotech’s most advanced product candidate, Fovista® anti-PDGF therapy, is in Phase 3 clinical trials for use in combination with anti-VEGF drugs that represent the standard of care for the treatment of wet AMD. Ophthotech’s second product candidate ZimuraTM, an inhibitor of complement factor C5, is being developed for the treatment of dry and wet forms of AMD. For more information, please visit www.ophthotech.com.

Forward-looking Statements

Any statements in this press release about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Ophthotech’s forward looking statements include statements about the anticipated receipt of payments under its licensing and commercialization agreement with Novartis, the conduct of the Fovista Phase 3 clinical program, including obtaining initial, top-line data from the Fovista Phase 3 clinical program and seeking marketing approval for Fovista, the potential of Fovista as a wet AMD combination therapy and the development of new drug-delivery technologies. Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those express or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and conduct of clinical trials, including Ophthotech’s ability to satisfy certain patient enrollment milestones, availability of data from clinical trials, expectations for regulatory approvals or other actions, including the receipt of regulatory approvals outside of the United States which would trigger the receipt of certain milestone payments, Ophthotech’s ability to comply with its obligations under and otherwise maintain its licensing and commercialization agreement with Novartis and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the SEC. Any forward-looking statements represent Ophthotech’s views only as of the date of this press release. Ophthotech anticipates that subsequent events and developments will cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so.

Ophthotech Contacts

Investors

Kathy Galante
Ophthotech Corporation
Vice President, Investor Relations and Corporate Communications
212-845-8231
kathy.galante@ophthotech.com

Media

Jarrod Aldom

SmithSolve LLC on behalf of Ophthotech Corporation
973-442-1555 ext. 112

jarrod.aldom@smithsolve.com